                                                                   EXHIBIT 10.43

                           RESTRICTED STOCK AGREEMENT

                    UNDER THE BORON LEPORE & ASSOCIATES, INC.
                        1996 STOCK OPTION AND GRANT PLAN

Name of Grantee:          Steven M. Freeman

Class of Shares:          Common Stock

No. of Shares:            50,000                 Grant Date:  August 6, 2001

Per Share Purchase Price: $.01                   Effective Date: August 6, 2001

                  Pursuant to the Boron, LePore & Associates, Inc. 1996 Stock Option and Grant Plan (the "Plan"), Boron, LePore & Associates, Inc., a Delaware corporation (together with its successors, the "Company"), hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer and director of the Company, the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him. The Company hereby acknowledges receipt of $500 in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

                  Section 1.        Definitions

                  "Change of Control" means (a) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; (b) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (c) the sale of all or substantially all of the outstanding stock of the Company to an unrelated person or entity in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; or (d) any other transaction or series of transactions where the owners of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction.

                   "Permitted Transferees" shall mean any of the following to whom the Grantee may transfer Shares hereunder: the Grantee's spouse, parents, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit of which the Grantor is the settlor; provided, however, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.

                  "Restricted Shares" shall initially mean all of the Shares provided that: (i) on the first anniversary of the Effective Date one-third (1/3) of the Restricted Shares shall cease to be Restricted Shares and shall become Vested Shares; (ii) on the second anniversary of the Effective Date an additional one-third (1/3) of the Restricted Shares shall cease to be Restricted Shares and shall become Vested Shares; and (iii) on the third anniversary of the Effective Date the remaining one-third (1/3) of the Restricted Shares shall cease to be Restricted Shares and shall become Vested Shares.

                  "Shares" shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph of this Agreement.

                  "Subsidiary" shall mean any corporation or partnership of which stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests is owned directly or indirectly by the Company.

                  "Termination Event" shall mean the termination of the Grantee's employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary.

                  "Vested Shares" shall mean all Shares which are not Restricted Shares.

                  Section 2.        Purchase and Sale of Shares.

                  On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

                  Section 3.        Repurchase of Shares.

                  3.1. Repurchase. The Company or its assigns shall have the right and option to repurchase all or any portion of the Restricted Shares (in one or more transactions) held by the Grantee (and/or, if applicable, his Permitted Transferees) as of the date of any Company notice that it has elected to repurchase such Restricted Shares, for a purchase price of $.01 per share (i) at any time during the Grantee's employment with the Company or (ii) for a period of six (6) months following a Termination Event. The purchase and sale arrangements contemplated by the preceding sentence of this Section 3.1 are referred to herein as a "Repurchase."

                  3.2. Closing Procedure. The Company or its assigns shall effect a Repurchase (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, his Permitted Transferees) written notice, specifying a date (not earlier than ten (10) days from the date of such notice) on which a Repurchase shall be effected. Upon such notification, the Grantee (and/or, if applicable, his Permitted Transferees) shall promptly surrender to the Company any certificates representing the Restricted Shares being purchased free and clear of any liens or encumbrances, together with a duly executed stock power for the transfer of such Restricted Shares to the Company or the Company's assignee or assignees. Upon the Company's or its assignee's receipt of the certificates from the Grantee (and/or, if applicable, his Permitted Transferees), the Company or its assignee or assignees shall deliver to him, her or it, as the case may be, a check for the purchase price of the Restricted Shares being purchased, provided, however, that the Company may pay the purchase price for such Restricted Shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company.

                  3.3. Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, or his Permitted Transferees or any other person or entity is required to sell the Restricted Shares pursuant to the provisions of this Section 3 and in the further event that he, she or it refuses or for any reason fails to deliver to the designated purchaser of such Restricted Shares the certificate or certificates evidencing such Restricted Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Restricted Shares with any bank doing business within fifty (50) miles of the Company's principal office, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, his Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Restricted Shares to be sold pursuant to the provisions of this Section 3, such Restricted Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

                  3.4. Gross-Up Payment. Anything in this Agreement to the contrary notwithstanding, if the Grantee elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year the Shares were purchased, and pays to the Company all withholding taxes shown as due on his Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election based on the excess, if any, of the fair market value of the Shares as of the date of the purchase over the purchase price for such Shares and the Company subsequently exercises its right to repurchase Restricted Shares under Section 3.1, the Grantee shall be entitled to receive, in addition to any amount payable under
Section 3.1, an additional payment (a "Gross-Up Payment"). The Gross-Up Payment shall be an amount equal to the amount of tax actually paid in the year of original purchase in respect of the Restricted Shares repurchased by the Company. The determination of the amount of such Gross-Up Payment, shall be made by Arthur Andersen LLP or any other nationally recognized accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Grantee within thirty (30) business days of the date of the Repurchase. For purposes of determining the amount of the Gross-Up Payment, the Grantee shall be deemed to pay federal, state and local income taxes at the highest marginal rate of federal, state and local income taxation applicable to individuals for the calendar year in which the Shares were acquired, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The Gross-Up Payment, if any, as determined pursuant to this Section, shall be paid to the Grantee within five (5) business days of the Grantee's receipt of the Accounting Firm's determination. Absent manifest error, the determination by the Accounting Firm shall be binding upon the Company and the Grantee.

                  Section  4.       Restrictions on Transfer of Shares.

                  Except as set forth below, prior to the third anniversary of the Effective Date set forth above, none of the Shares now owned or hereafter acquired by the Grantee pursuant to this Agreement whether Restricted Shares or Vested Shares, nor shall any interest in and such Shares, be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable federal and state securities laws and such disposition is in accordance with the terms and conditions of this
Section 4. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

                  (a) Transfers to Permitted Transferees. The Grantee may assign, transfer or give away any or all of the Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement as if the Shares continued to be held by the Grantee and shall have delivered a written acknowledgment to that effect to the Company.

                  (b) Transfers Upon Death. Upon the death of the Grantee, (i) all Restricted Shares shall be subject to the Company's Repurchase option and the Grantee's estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Restricted Shares to the Company or its assigns as contemplated by Section 3, and all Restricted Shares not so repurchased shall be and remain subject to this Section 4, and (ii) all Vested Shares shall remain subject to this section 4.

                  Section 5.        Legends.

                  Any certificate(s) representing the Shares shall carry substantially the following legends:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated August 6, 2001 between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination).

                  Section 6.        Escrow.

                  In order to carry out the provisions of Sections 3 and 4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee, as the Grantee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Restricted Shares being purchased and to transfer such Restricted Shares in accordance with the terms hereof. At any time after August 6, 2004, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing the Shares.

                  Section 7.        Withholding Taxes.

                  The Grantee acknowledges and agrees that the Company or any of its subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the acquisition of the Shares.

                  Section 8.        Change of Control.

         Notwithstanding anything herein to the contrary, in the case of a Change of Control:

                  (a) all Restricted Shares shall become Vested Shares immediately prior to the closing or consummation of the Change of Control, provided that such acceleration shall in all cases be contingent on the actual occurrence of such closing or consummation;

                  (b) the transfer restrictions contemplated by Section 4 shall immediately terminate.

                  Section 9.        Miscellaneous.

                  9.1. Assignment. At the discretion of the Board of Directors of the Company, the Company shall have the right to assign the right to exercise its rights with respect to a Repurchase to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment. Unless otherwise provided herein, the Grantee may not assign any of his rights or obligations under this Agreement.

                  9.2. Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

If to the Company:         1800 Valley Road
                           Wayne, NJ 07470
                           Facsimile No. 973-709-3203

or at any other address designated by the Company to the Grantee in writing;

If to the Grantee:         Steven M. Freeman
                           12 North Gate Road
                           Mendham, NJ 07945
                           Facsimile No. 973-543-5331

 or at any other address designated by the Grantee to the Company in writing.

                  9.3. Governing Law.  This Agreement shall be construed

under and be governed in all respects by the laws of the State of Delaware without regard to its conflicts of laws principles.

                  9.4. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee with respect to the subject matter hereof, and supersedes all prior representations and agreements with respect to such subject matter. This Agreement may not be amended, modified or waived except by a written instrument duly executed by the person against whom enforcement of such amendment, modification or waiver is sought. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, in any particular case will not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any separate or subsequent breach.

                  9.5. Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

                  9.6. Dispute Resolution. In the event of a dispute between the parties concerning their respective rights and obligations under this Agreement or under any stock option agreement to which the Grantee and the Company are party, that the parties are unable to resolve amicably between themselves within sixty (60) days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Notwithstanding anything to the contrary herein, the provisions of this Section 9.6 shall not apply to any equitable remedies to which any party may be entitled to hereunder.

                  9.7. Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

                  9.8. Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

                  9.9. Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

                  9.10. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives; without limitation of the foregoing upon any merger in which the Company is not the surviving entity, securities of the Company's successor issued in respect of the Shares shall remain subject to vesting, the Company's Repurchase option and transfer restrictions hereunder.

                  9.11. Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


                           [Signature page to follow]

This Agreement has been executed as of the date first set forth above.

                                              COMPANY:


                                              Boron, LePore & Associates, Inc.

                                              By: /s/ Anthony J. Cherichella
                                              ------------------------------
                                              Name:  Anthony J. Cherichella
                                              Title:    CFO



                                              GRANTEE:

                                              /s/ Steven M. Freeman
                                              ------------------------------
                                              Steven M. Freeman